Exhibit 99.1

NEXT BRIDGE HYDROCARBONS, INC. NAMES

MCCABE AS BOARD CHAIRMAN

DuBose to continue as Director and Chief Executive Officer of Next Bridge

FORT WORTH, TEXAS – June 21, 2023 – Next Bridge Hydrocarbons, Inc. (“Next Bridge,” “our,” “we,” or the “Company”), a private oil and natural gas exploration and production company with interests in Texas and Oklahoma, announced today the appointment of Greg McCabe as a director and Chairman of its Board of Directors, effective immediately. Clifton DuBose, Jr., Next Bridge’s current Chairman and Chief Executive Officer, will remain on the board as a director and continue as the CEO of the Company.

McCabe brings almost 40 years of experience to Next Bridge, and working with geologist, Rich Masterson, was extremely active in the early development of the Wolfbone play in the Delaware Basin portion of the Permian Basin. The experience and knowledge learned in the Wolfbone play helped formulate McCabe and Masterson’s theories and concepts regarding the Orogrande Basin.

In October 1984, McCabe formed McCabe Petroleum Corporation, which he owns and manages today. McCabe has active ownership in several other oil and gas entities including Manix Royalty, Texas Rock Oil, and TRO-X. McCabe graduated with a Bachelor of Science degree in Geology in 1984 from Sul Ross State University.

Clifton DuBose, Jr., Next Bridge’s Chief Executive Officer, stated, “On behalf of the Board of Directors, I am delighted to welcome Greg and transition my role as Chairman to his capable leadership. Adding someone of Greg’s stature and experience to our board provides a significant vote of confidence in our business model and outlook. Greg is a respected leader and oil and gas professional, and I am personally excited because he has vast knowledge of the Orogrande Basin. We are extremely pleased he has agreed to join our board and bring his decades of oil and gas experience to Next Bridge.”

Commenting on his appointment, McCabe, said, “Next Bridge is an exciting and dynamic company. Clearly, Clifton and Next Bridge’s leadership have positioned the company for significant and opportunistic growth. With my background and expertise from the Orogrande Basin, I look forward to participating in that process, while supporting the continued success of Next Bridge for its stake holders.“

About Next Bridge Hydrocarbons, Inc.

The Company is an independent public reporting energy company engaged in the acquisition, exploration, exploitation and/or development of oil and natural gas properties in the United States. Our primary focus has been the development of interests in an oil and gas project consisting of 134,000 contiguous gross acres we hold in the Orogrande Basin in West Texas in Hudspeth County, Texas. In addition, we have minor interests in the Eastern edge of the Midland Basin in Texas, and two minor well interests in Oklahoma. Please visit www.nextbridgehydrocarbons.com for more information.

Next Bridge is a private company insofar as its shares of common stock are not traded on a public stock exchange of any kind. The Company is expected to update its shareholders about certain operational and financial updates related to the Company’s business. To receive timely emails with respect to these corporate developments, please visit www.nextbridgehydrocarbons.com/ and complete the Email Alert/ Investor Form. You may also choose to follow our social media channels at @nbhydrocarbons on Twitter and “Next Bridge Hydrocarbons” on LinkedIn.

This statement may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct. Information concerning the assumptions, uncertainties and risks that may affect the actual results can be found in the Company’s filings with the Securities and Exchange Commission ("SEC") available on the Company’s website or the SEC's website at www.sec.gov.

Contact:

Dennard Lascar Investor Relations

NextBridge@dennardlascar.com

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